Exhibit 99.15
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Inc. operating segment trade working capital)

% of Annualized Sales#
Monthly Actual %
	2007		2008		2009	2010	2011
January			17.8	*	18.2	14.9	14.6
February			17.9	*	18.5	14.5	14.9
March			17.1	*	18.1	13.3	14.8
April			16.7	*	17.7	13.1
May			16.4	*	17.9	12.4
June			16.5	*	17.0	13.5
July			16.3	*	16.5	13.4
August			15.7	*	16.0	12.9
September			15.0	*	14.9	12.1
October	18.5	*	14.6	*	14.8	12.4
November	18.6	*	15.0		15.0	12.6
December	18.4	*	17.2		15.2	14.4

NOTE:  Data has been adjusted to exclude Ashland Distribution, preceding its sale in March 2011.
* Data has been adjusted to include the historical Hercules businesses, preceding its purchase in November 2008.

# Selected Working Capital Components - March 31, 2011

Unaudited Data
($ in millions)	Operating		Other
	segments	(a)	components	(b)	Total
Accounts receivable (c)	1,079		63		1,142
Inventories (d)	590		(56)		534
(Less) Trade and other payables	(773)		(476)		(1,249)
Net	896		(469)		427

(a) Represents amounts considered in internal performance metrics applicable to most employees.
(b) Amount relates primarily to items classified within the unallocated and other category.
(c) Accounts receivable is shown net of allowances for doubtful accounts.
(d) Operating segment amount excludes LIFO reserve, which is presented under other components.